Exhibit 99

Acacia Diversified Holdings, Inc. Subsidiary Acquires Processing License in Tennessee
Clearwater, Florida
Acacia Diversified Holdings, Inc. (“Acacia” or the “Company”) (OTCQB symbol: ACCA), an emerging cannabis company, through its wholly owned subsidiary, Eufloria Medical of Tennessee, Inc. (“Eufloria”) is pleased to announce that Eufloria has secured a processing, manufacturing and retail sales license(s) in Tennessee.  The acquisition of these licenses will allow Eufloria to conduct hemp-related business in Tennessee, as it moves forward in this new emerging hemp marketplace.
Eufloria will focus on the growing, manufacturing and development of new and proprietary medicinal hemp products for people of Tennessee, using the Company’s USDA certified, organic, mobile CO2 processing and handling solutions for its retail customers in the expanding nutraceutical market.
“We are excited to announce our newest subsidiary, Eufloria Medical of Tennessee, Inc. and the acquisition of our seven-acre farm south of Nashville.  As a licensed, Tennessee grower, Eufloria intends to be fully operational by spring 2018 with retail operations opening as soon as November 2017.” said Richard K. Pertile, Acacia’s Chief Executive Officer, who has been overseeing the business of the Company since January 14, 2016.
For more information visit:  www.acaciadiversifiedholdings.com
www.marijinc.com
www.dahliasbotanicals.org

Forward-Looking Statements
Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on the Acacia or MariJ Pharmaceuticals websites does not constitute a part of this release.